                                                                     EXHIBIT 3.8

                           CERTIFICATE OF DESIGNATION
                                       OF
                             SERIES B COMMON STOCK
                                       OF
                             A.H. BELO CORPORATION

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware


         A. H. Belo Corporation, a corporation organized and existing under the laws of the State of Delaware, does hereby certify that, pursuant to the authority vested in its Board of Directors by Article Four of the corporation's Certificate of Incorporation, the Board of Directors, at a meeting duly convened and held on the 4th day of May, 1988, adopted the following resolution creating a series of its Common Stock, par value $1.67 per share, designated as Series B Common Stock:

                 RESOLVED, that a series of the class of the corporation's authorized Common Stock, par value $1.67 per share, be and hereby is created, and that the designation and amount thereof and the voting power, preferences and relative, participating, optional and other special rights of such series, and the qualifications, limitations and restrictions thereof are as set forth on Appendix A attached hereto.

         IN WITNESS WHEREOF, A. H. Belo Corporation has caused this Certificate of Designation to be duly executed by its Chairman of the Board and attested to by its Secretary, and caused its corporate seal to be affixed hereto as of the 4th day of May, 1988.

                                        A. H. BELOW CORPORATION


                                        By: /s/ ROBERT W. DECHERD
                                            ---------------------------------
                                            Chairman of the Board


[Corporate Seal]


                                        ATTEST: /s/ MICHAEL J. McCARTHY
                                                -----------------------------
                                                Secretary


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THE STATE OF TEXAS        )
                          )
COUNTY OF DALLAS          )


         On the 29th day of April, 1988, before me personally appeared Robert
W. Decherd, the Chairman of A. H. Belo Corporation, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same in the capacity indicated, that it is the act and deed of such corporation, and that the facts stated therein are true.



                                        /s/ DEAN H. BLYTHE
                                        ----------------------------------
                                        Notary Public

My Commission Expires:                  Dean H. Blythe
3-12-90                                 ----------------------------------
-----------------------                 Print Name






                                       2
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                                   APPENDIX A

                      DESIGNATION OF SERIES B COMMON STOCK

         Section 1. Designation and Amount. The shares of such series shall be designated as the "Series B Common Stock" (the Series B Stock") and the number os shares constituting such series shall be fifteen million (15,000,000), which number may be increased or decreased by the Board of Directors without a vote of stockholders; provided, however, that such number may not be increased above the number of shares of Series B Stock permitted pursuant to the provisions of Article Four, Section 1 of the Certificate of Incorporation, or decreased below the number of shares of Series B Stock then outstanding.

         Section 2. Voting Rights. Each share of Series B Stock shall entitle the holder thereof to ten (10) votes on all matters submitted to a vote of stockholders. Except as set forth herein and in the Certificate of Incorporation, all actions submitted to a vote of stockholders shall be voted on by the holders of Series A Common Stock (the "Series A Stock"), and Series B Stock (as well as the holders of any other series of Common Stock and any series of Preferred Stock, if any, entitled to vote thereon), voting together as a single class. The holders of shares of Series B Stock shall be entitled to vote separately as a class with respect to (i) amendments to the Certificates of Incorporation that alter or change the powers, preferences, or special rights of the Series B Stock so as to affect them adversely, and (ii) such other matters as require class votes under the General Corporation Law of the State of Delaware.

         Section 3. Dividends. If and when dividends on the Series A Stock, Series B Stock or Series C Common Stock (if any) are declared payable from time to time by the Board of Directors as provided in Article Four, Section 2, subparagraph C.2 of the Certificate of Incorporation, whether payable in cash, in property, or in shares of stock of the corporation, the holders of Series A Stock, the holders of Series B Stock, and the holders of Series C Common Stock (if any) shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below. Notwithstanding the above, dividends declared and payable in cash on shares of (i) Series A Stock may be greater than dividends declared and payable in cash on shares of Series B Stock or on shares of Series C Common Stock (if any), (ii) Series C Common Stock (if any) may be greater than dividends declared and payable in cash on shares of Series A Stock or on shares of Series B Stock, and (iii) Series B Stock may be greater than dividends declared and payable in cash on shares of Series C Common Stock (if any). Except for dividends permitted by Article Four,
Section 2, subparagraph C.1 of the Certificate of Incorporation, if dividends are declared that are payable in shares of Series A Stock, Series B Stock, or Series C Common Stock, such dividends shall be payable at the same rate on all series of stock and the dividends payable in shares of Series A Stock shall be payable only to holders of Series A Stock, the
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dividends payable in shares of Series B Stock be payable only to holders of
Series B Stock, and the dividends payable in shares of Series C Common Stock (if any) shall be payable only to holders of Series C Common Stock (if any). If the corporation shall in any manner split, divide, or combine the outstanding shares of Series A Stock, Series B Stock, or Series C Common Stock (if any), the outstanding shares of the other such series of Common Stock shall be proportionally split, divided, or combined in the same manner and on the same basis as the outstanding shares of Series A Stock, Series B Stock, or Series C Common Stock (if any), as the case may be, that have been split, divided, or combined.

         Subject to provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to the Series A Stock, the Series B Stock, or the Series C Common Stock (if any) as to dividends, the holders of the Series A Stock, the Series B Stock and the Series C Common Stock (if any) shall be entitled to received dividends at such times and in such amounts as may be determined by the Board of Directors and declared out of any funds lawfully available therefor, and shares of Preferred Stock of any series shall not be entitled to share therein except as otherwise expressly provided in the resolution or resolutions of the Board of Directors providing for the issuance of such series.

         Section 4.  Conversion of Series B Stock by Holder.

                 A. The holder of each share of Series B Stock shall have the right at any time, or from time to time, at such holder's option, to convert such shares into one fully paid and nonassessable share of Series A Stock on and subject to the terms and conditions hereinafter set forth.

                 B. In order to exercise the conversion privilege, the holder of any shares of Series B Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at any office or agency of the corporation maintained for the transfer of Series B Stock and shall deliver a written notice of the election of the holder to convert the shares represented by such certificate or any portion thereof specified in such notice. Such notice shall also state name or names (with address) in which the certificate or certificates for shares of Series A Stock issuable on such conversion shall be registered. If required by the corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the corporation, duly executed by the holder of such shares or his duly authorized representative. Each conversion of shares of Series B Stock shall be deemed to have been effected on the date (the "conversion date") on which to certificate or certificates representing such shares shall have been surrendered and such notice and any required instruments of transfer shall have been received as





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         aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Series A Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Series A Stock represented thereby on the conversion date.

                 C. As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Series B Stock, the corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Series A Stock issuable upon such conversion. Subject to the provisions of Section 6 below, in case any certificate for shares of Series B Stock shall be surrendered for conversion of only a part of the shares represented thereby, the corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Series B Stock represented by such surrendered certificate that are not being converted. The issuance of certificates for shares of Series A Stock issuable upon the conversion of shares of Series B Stock by the registered holder thereof shall be made without charge to the converting holder of any tax imposed on the corporation in respect of the issue thereof. The corporation shall not, however, be required to pay any tax that may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the corporation the amount of such tax or has established to the satisfaction of the corporation that such tax has been paid.

                 D. Upon any conversion of shares of Series B Stock into shares of Series B Stock into shares of Series A Stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends shall be payable on shares of Series A Stock issued upon such conversion as have been declared and are payable to holders of record of shares of Series A Stock on or after such conversion date.

                 E. In case of any consolidation or merger of the corporation as a result of which the holders of Series A Stock shall be entitled to receive cash, stock, other securities, or other property with respect to or in exchange for Series A Stock or in case of any sale or conveyance of





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         all or substantially all of the property or business of the corporation as an entirety, a holder of a share of Series B Stock shall have the right thereafter to convert such share into the kind and amount of cash, shares of stock, and other securities and properties receivable upon such consolidation, merger, sale, or conveyance by a holder of one share of Series A Stock and shall have no other conversion rights with regard to such share. The provisions of this paragraph 4.E shall similarly apply to successive consolidations, mergers, sales or conveyances.

                 F. Shares of the Series B Stock converted into Series A Stock shall be retired and shall resume the status of authorized but unissued shares of Series B Stock.

                 G. Such number of shares of Series A Stock as may from time to time be required for such purpose shall be reserved for issuance upon conversion of outstanding shares of Series B Stock and of shares of Series B Stock issuable upon exercise of options.

         Section 5.  Termination of Series B Stock.

                 A. All outstanding shares of Series B Stock shall automatically, without any further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis.

                 (a) if, as a result of the existence of the Series B Stock, the Series A Stock is excluded from trading on the New York Stock Exchange, the American Stock Exchange, and other national securities exchanges and is also excluded from quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any other national quotation system then in use; or

                 (b)      at the option of the corporation:

                          (i) at any time when the Board of Directors and the holders of a majority of the outstanding shares of the Series B Stock approve the conversion of all of the Series B Stock into Series A Stock; or

                          (ii) if the Board of Directors, in its sole discretion, elects to effect a conversion (X) in order to avoid the exclusion of the Series A Stock from trading on a national securities exchange or the exclusion of the Series A Stock from quotation on NASDAQ or such other national quotation system then in use, or (Y) due to requirements of federal or


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
                                  state law, in any such case, as a result of the existence of the Series B Stock.

                 B. Upon any automatic conversion of Series B Stock pursuant to this Section 5, each certificate representing outstanding shares of Series B Stock shall thereafter be deemed to represent a like number of shares of Series A Stock.

         Section 6.  Limitations on Transfer of Series B Stock.

                 A. No record or beneficial owner of shares of Series B Stock may transfer, and the corporation shall not register the transfer of, such shares of Series B Stock , whether by sale, assignment, gift, bequest, appointment, or otherwise, except to a "Permitted Transferee" as provided herein.

                 (a) in the case of a holder of record of the Series B Stock (the "Series B Holder") who is a natural person and the beneficial owner of the shares of Series B Stock to be transferred, Permitted Transferees shall include only the following:

                                  (i)      The spouse of such Series B Holder,
                                           any lineal descendant of a great-
                                           grandparent of such Series B Holder,
                                           or any spouse of such lineal
                                           descendant (herein collectively
                                           referred to as "such Series B
                                           Holder's Family Members");

                                  (ii)     The trustee or trustees of a trust
                                           (including a voting trust) for the
                                           sole benefit of such Series B Holder
                                           and/or one or more of such Series B
                                           Holder's Family Members, except that
                                           such trust may also grant a general
                                           or special power of appointment to
                                           one or more of such Series B
                                           Holder's Family Members and may
                                           permit trust assets to be used to
                                           pay taxes, legacies, and other
                                           obligations of the Trust or the
                                           estates of one or more of such
                                           Series B Holder's Family Members
                                           payable by reason of the death of
                                           any of such Family Members;
                                           provided, however, if at any time
                                           such trust ceases to meet the
                                           requirements of this subparagraph
                                           (ii), all shares of Series B Stock
                                           then held by such trustee or
                                           trustees shall immediately and
                                           automatically, without further act
                                           or deed on the part of the
                                           corporation or any other person, be
                                           converted into Series A Stock on a
                                           share-for-share basis, and stock
                                           certificates formerly representing
                                           such shares of Series B Stock shall
                                           thereupon and thereafter be deemed
                                           to represent a like number of shares
                                           of Series A Stock;


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
                                  (iii)    A corporation wholly owned by such
                                           Series B Holder and/or such Series B
                                           Holder's Family Members or a
                                           partnership in which all of the
                                           partners are, and all of the
                                           partnership interests are owned by,
                                           such Series B Holder and/or such
                                           Series B Holder's Family Members,
                                           provided that if by reason of any
                                           change in the ownership of such
                                           stock or partners or partnership
                                           interests, such corporation or
                                           partnership would no longer qualify
                                           as a Permitted Transferee of such
                                           Series B Holder, all shares of
                                           Series B Stock then held by such
                                           corporation or partnership shall
                                           immediately and automatically,
                                           without further act or deed on the
                                           part of the corporation or any other
                                           person, be converted into shares of
                                           Series A Stock on a share-for-share
                                           basis, and stock certificates
                                           formerly representing such shares of
                                           Series B Stock shall thereupon and
                                           thereafter be deemed to represent a
                                           like number of shares of Series A
                                           Stock;

                                  (iv)     An organization established by the
                                           Series B Holder or such Series B
                                           Holder's Family Members,
                                           contributions to which are
                                           deductible for federal income,
                                           estate, or gift tax purposes (a
                                           "Charitable Organization") and a
                                           majority of whose governing board at
                                           all times consists of the Series B
                                           Holder and/or one or more of the
                                           Permitted Transferees of such Series
                                           B Holder, or any successor to such
                                           Charitable Organization meeting such
                                           definition; provided that if by
                                           reason of any change in the
                                           composition of the governing board
                                           of such Charitable Organization,
                                           such Charitable Organization shall
                                           no longer qualify as a Permitted
                                           Transferee of such Series B Holder,
                                           all shares of Series B Stock then
                                           held by such Charitable Organization
                                           shall immediately and automatically,
                                           without further act or deed on the
                                           part of the corporation or any other
                                           person, be converted into shares of
                                           Series A Stock on a share-for-share
                                           basis, and stock certificates
                                           formerly representing such shares of
                                           Series B Stock shall thereupon and
                                           thereafter be deemed to represent
                                           the like number of shares of Series
                                           A Stock; and

                                  (v)      The executor, administrator, or
                                           personal representative of the
                                           estate of a deceased Series B Holder
                                           or the guardian or conservator of a
                                           Series B Holder adjudged disabled or


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
                                  incompetent by a court of competent
                                  jurisdiction, acting in his capacity as such.

                 (b) In the case of a Series B Holder holding the shares of Series B Stock as trustee pursuant to a trust other than a trust described in subparagraph (c) below, permitted Transferees shall include only the following:

                          (i) any successor trustee of such trust who is described in subparagraph (b)(ii) below, or who is not and will not thereby become, an Interested Stockholder of the corporation (as defined in Article Twelve, Section C.(2) of the Certificate of Incorporation); and

                          (ii) the person who established such trust and any Permitted Transferee of such person, determined in accordance with paragraph (a) above.

                 (c) In the case of a Series B Holder holding the shares of Series B Stock as trustee pursuant to a trust that was irrevocable on the Record Date (a "Transferor Trust"), Permitted Transferees shall include only the following:

                          (i) any successor trustee of such Transferor Trust who is described in subparagraph (c)(ii) or (iii) below, or who is not, and will not thereby become, an Interested Stockholder of the corporation (as defined in Article Twelve, Section C.(2) of the Certificate of Incorporation);

                          (ii) any person to whom or for whose benefit the principal or income may be distributed either during or at the end of the term of such Transferor Trust whether by power of appointment or otherwise, and any Permitted Transferee of such person, determined pursuant to paragraph (a) above; and

                          (iii)   any Family Member of the person who
                 established such Transferor Trust.

                 (d) In the case of a record (but not beneficial) owner of the Series B Stock as nominee for the person who was the beneficial owner thereof on the Record Date (as defined below), Permitted Transferees shall include only such beneficial owner and a Permitted Transferee of such beneficial owner.

                 (e) In the case of a Series B Holder that is a partnership and the beneficial owner of the shares of Series B Stock proposed to be transferred, Permitted Transferees shall include only:


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                                  (i)      any partner of such partnership who
                          was also a partner of such partnership on the Record Date;

                                  (ii)     any person transferring shares of
                          Series B Stock to such partnership after the Record Date (provided, however, that such transferor may not receive shares of Series B Stock in excess of the shares transferred by the transferor to such partnership); and

                                  (iii)    any Permitted Transferee of such
                          person referred to in subparagraph (e)(i) or (e)(ii) above (not in excess of the number of shares that such person is entitled to receive pursuant to this subparagraph (e)).

                 (f) In the case of a Series B Holder that is a corporation and the beneficial owner of the shares proposed to be transferred, Permitted Transferees shall include only:

                                  (i)      any stockholder of such corporation
                          on the Record Date who receives shares of Series B Stock pro rata to his stock ownerships in such corporation through a dividend or through a distribution made upon liquidation of such corporation;

                                  (ii)     any person transferring shares of
                          Series B Stock to such corporation after the Record Date (provided, however, that such transferor may not receive shares of Series B Stock in excess of the shares transferred by the transferor to such corporation);

                                  (iii)    any Permitted Transferee of such
                          stockholder or person referred to in subparagraph
                          (f)(i) or (ii) above (not in excess of the number of shares that such stockholder of person is entitled to receive pursuant to this subparagraph (f)); and

                                  (iv)     the survivor of a merger or
                          consolidation of such corporation if those persons who owned beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of such constituent corporation immediately prior to the merger or consolidation own beneficially sufficient shares entitled to elect at least a majority of the entire board of directors of the surviving corporation, provided that if by reason of any change in the ownership of such stock such surviving corporation would no longer qualify as a Permitted Transferee, all shares of Series B Stock


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                          then held by such surviving corporation shall
                          immediately and automatically, without further act or deed on the part of the corporation or any other person, be converted into shares of Series A Stock on a share-for-share basis, and stock certificates formerly representing such shares of Series B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Series A Stock.

                 For purposes of this subparagraph (f), a mutual company shall be treated as a corporation, and the persons holding voting interest therein shall be treated as stockholders.

                 (g) In the case of a Series B Holder who is the executor or administrator of the estate of a deceased Series B Holder or guardian or conservator of the estate of a disabled or incompetent Series B Holder, Permitted Transferees shall include only a Permitted Transferee of such deceased, disabled or incompetent Series B Holder.

                 B. Notwithstanding anything to the contrary set forth herein, any Series B Holder may pledge such holder's shares of Series B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section
         6. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Series B Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Series A Stock, as the pledgee may elect.

                 C.       For purposes of this Section 6:

                          (a) The relationship of any person that is derived by or through legal adoption shall be considered a natural one;

                          (b) Each joint owner of shares of Series B Stock shall be considered a Series B Holder of such shares;

                          (c) A minor for whom shares of Series B Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Series B Holder of such shares;

                          (d) Unless otherwise specified, the term "person" means both natural persons and legal entities, and

                          (e) The "Record Date" is the date for determining the persons to whom the Series B Stock is initially distributed by the corporation as a dividend on the Common Stock.

                 D. Any purported transfer of shares of Series B Stock not permitted hereunder shall result in the conversion of the transferee's shares of Series B Stock into shares of Series A Stock, effective on the date on which certificates representing such shares are presented for transfer on the stock transfer record books of the corporation; provided, however, that if the corporation should determine that such shares were not so presented for transfer within 20 days after the date of such sale, transfer, assignment, or other disposition, the transfer date shall be the actual date of such sale, transfer, assignment, or other dispositions determined in good faith by the Board of Directors or its appointed agent. The corporation may, as a condition to the transfer or the registration of transfer of shares of Series B Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. If no indication to the contrary is supplied at the time shares of Series B Stock are presented for transfer, the transfer shall be presumed by the corporation to be a transfer to a person other than a Permitted transferee.

                 Section 7.  Registration of Series B Stock.

                 A. Shares of Series B Stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in-street" or "nominee" names; provided, however, certificates representing shares of Series B Stock issued as a stock dividend on the corporation's then outstanding Common Stock may be registered in the same name and manner as the certificates representing the shares of Common Stock with respect to which the shares of Series B Stock were issued. For the purposes of Sections 6 and 7 hereof, the term "beneficial owner(s)" of any shares of Series B Stock shall mean the person or persons who possess the power to vote or dispose, or to direct the voting or disposition, of such shares and "beneficially owned" shares shall refer to shares owned by such a beneficial owner.

                 B. The corporation shall note on the certificates representing the shares of Series B Stock that there are restrictions on transfer and registration of transfer imposed by Sections 6 and 7 hereof.

                 Section 8. Priority of Preferred Stock. The Series B Stock is subject to all the powers, rights, privileges, preferences, and priorities of the Preferred Stock as may be stated in the Certificate of Incorporation and as shall be stated and expressed in any resolution or resolutions adopted by the

Board of Directors providing for the issuance of any series of Preferred Stock, pursuant to authority expressly granted to and vested in it by the provisions of Article Four of the Certificate of Incorporation.

                 Section 9. Liquidation, Dissolution, or Winding Up. In the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary (sometimes referred to as liquidation), after payment or provision for payment of the debts and other liabilities of the corporation and the preferential amounts to which the holders of any stock ranking prior to the Series A Stock, the Series B Stock, and the Series C Common Stock (if any) in the distribution of assets shall be entitled upon liquidation, the holders of the Series A Stock, the Series B Stock, and the Series C Common Stock (if any) and the holders of any other stock ranking on the parity with the Series A Stock, the Series B Stock, and the Series C Common Stock (if any) in the distribution of assets upon liquidation shall be entitled to share pro rata in the remaining assets of the corporation according to their respective interests.





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